OCU410: A Modifier Gene Therapy for Dry Age-Related Macular Degeneration and Stargardt Disease

Ocugen, Inc., Malvern, PA, United States

INTRODUCTION

Dry age-related macular degeneration (AMD) and Stargardt are ocular diseases that lead to blindness

Dry AMD

- Over 170 million people are affected worldwide
- ~90% of dry AMD cases convert to a more severe form of AMD
- Advanced dry AMD is also known as geographic atrophy (GA); ~1 million people affected in the US
- In GA, retinal pigment epithelium (RPE) and photoreceptor cells are significantly degenerated

Stargardt Disease (STGD)

- Rare disease that affects 1 in 8,000-10,000 people worldwide
- ~30,000-35,000 people affected with STGD in the US
- Clinically characterized by slow loss of central vision in both eyes from early childhood to youth
- Common symptoms include gray, black, or hazy spots in the visual center, sensitivity to light, longer dark adjustment duration, and color blindness
- Underlying common cause is mutations in the ABCA4 gene, which follows an autosomal recessive pattern of inheritance


Global
United States
Stargardt Disease
~800,000
< 35,000
>1200 ABCA4 variants
Dry AMD
~176 million
~7 million
Economic burden in US due to late stage AMD:
$49 Billion
Geographic Atrophy
> 5 million
~1 million

OCU410 REDUCES DRUSEN IN STARGARDT (ABCA4$^{-/-}$) MODEL


Fundus Blue Autofluorescence is restored by OCU410
Control (B6)
Untreated Abca4-/-
OCU410-treated Abca4-/-
Quantification of blue autofluorescence (BAF)
Mean Fundus BAF
Control B6
Untreated
OCU410
2 Months
4 Months
6 Months

OCU410 SUPPRESSES INFLAMMATORY CYTOKINE RESPONSE



Dose-dependent increase in transduction of microglial cells


CXCL8
IL-1B
IL-6
RORA
EGFP
RORA
None
LPS
Stimulation

Cytokine expression following stimulation with lipopolysaccharide (LPS)

OCU410 IMPROVES RETINAL FUNCTION


Mean peak scotopic b-wave amplitude
Scotopic B-wave Amplitude (µV)
800
700
600
500
400
300
200
100
0
Control B6
1 Month Pre-treatment
Untreated
Low Dose
Mid Dose
High Dose
2 Months


Lipid metabolism
Regulation of Inflammation
RORA / NR1F1
H2O2
O2•
OH-
Oxidative stress
Membrane Attack Complex (Complement)

SAFETY AND DISTRIBUTION

- Dose response pharmacology studies in dry AMD and Stargardt mouse models in progress
- Subretinal route of administration was observed to be optimal for product delivery in dry AMD and STGD
- OCU410 was well-tolerated in non-GLP dose range studymm
- A 2-month non-GLP toxicity study provided a range of safe doses of OCU410
- A 6-month GLP toxicity study in progress to determine safety and biodistribution of drug product

OCU410 (AAV5-*hRORA*)

OCU410 (AAV5-h*RORA*) is a nuclear hormone receptor based gene therapy intended to treat these diseases using a modifier gene therapy approach


ITR
Regulatory Elements
hRORA Transgene
PolyA Sequence
ITR

OCU410 RESCUES OXIDATIVE DEATH IN VITRO


Normalized Cell Survival
85
80
75
70
65
60
55
50
RORA
NR2E3
NR1D1
Control
1.E+02
1.E+03
1.E+04
1.E+05
1.E+06
OCU410 Dose (MOI/cell)

OCU410 rescues $NaIO_3$ mediated oxidative death in ARPE19 cells in a dose-dependent manner

OCU410 INCREASES CD59, A COMPLEMENT PATHWAY INHIBITOR


3 months
6 months
Control B6
Untreated
OCU410-Treated
ONL
IS/OS

Immunohistochemistry of retina showing CD59 and DAPI

DEVELOPMENT TIMELINE


2022 1H
2022 2H
2023 1H
2023 2H
IND-Enabling Studies
IND
Process Development & Scale up
GMP Manufacturing
Phase 1/2

REFERENCES

Foundation for Fighting Blindness, 2022
Schultz et al., Clinical Therapeutics 43(10), 2021